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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                               November 19, 1999
                   ----------------------------------------
               Date of Report (Date of earliest event reported)

                              ConnectInc.com, Co.
                           ------------------------
            (Exact name of registrant as specified in its charter)

     Delaware                        000-20873                    77-0431045
     --------                        ---------                    ----------
(State or other jurisdiction        (Commission               (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)

                               515 Ellis Street
                         Mountain View, CA  94043-2242
                   -------------------------------------------
                   (Address of principal executive offices)

                                (650) 254-4000
                                --------------
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS


     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the merger transaction involving Calico Commerce, Inc., a Delaware corporation ("Calico"), ConnectInc.com, Co., a Delaware corporation ("ConnectInc.com"), and Calico Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Calico ("Acquisition"), as scheduled, if at all, and those associated with the ability of the combined company to achieve the anticipated benefits of the merger. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about Calico and ConnectInc.com and risks arising when investing in Calico and ConnectInc.com, investors are directed to Calico's and ConnectInc.com's most recent reports on Form 10-K and most recent reports on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC").

     On November 19, 1999, ConnectInc.com entered into an Agreement and Plan of Merger (the "Merger Agreement") with Calico and Acquisition. The description contained in this Item 5 of certain aspects of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 99.1.

     The Merger Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Merger Agreement by the requisite vote of ConnectInc.com's stockholders, Acquisition would be merged into ConnectInc.com. As a result of the merger of Acquisition into ConnectInc.com (the "Merger"), ConnectInc.com would become a wholly owned subsidiary of Calico. Under the terms of the Merger Agreement, each outstanding share of ConnectInc.com's common stock would be converted into 0.081 of a share of Calico common stock. In addition, Calico will assume outstanding options exercisable for ConnectInc.com common stock. Calico will issue approximately 1.2 million shares of its common stock in connection with the transaction. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a purchase. The parties expect that the transaction will close in the first calendar quarter of 2000.

     A registration statement relating to the Calico common stock to be issued in connection with the Merger has not yet been filed with the SEC, nor has a proxy statement relating to a vote of ConnectInc.com's stockholders on the Merger been filed with the SEC. The Calico common stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such a registration statement becomes effective. This Report shall not constitute an offer to sell or the solicitation of an offer to buy any Calico common stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits


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    Exhibit No.                        Description
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        99.1     Agreement and Plan of Merger, dated as of November 19, 1999.
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                                       3
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 24, 1999           ConnectInc.com, Co.


                                   By:   /s/ Craig D. Norris
                                         -----------------------------
                                         Craig D. Norris
                                         President and Chief Executive Officer

                                       4
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                                 EXHIBIT INDEX


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    Exhibit No.                        Description
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        99.1     Agreement and Plan of Merger, dated as of November 19, 1999.
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